                                                                    EXHIBIT 4(b)

                      ------------------------------------



                              BANCO SANTANDER-CHILE
                            (Formerly Banco Santiago)

                                       and

                            THE BANK OF NEW YORK, as
                                    Trustee

                      ------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December _, 2002

                                       to

                                    INDENTURE

                            Dated as of July 17, 1997

                               US$_______________

     FIRST SUPPLEMENTAL INDENTURE ("First Supplemental Indenture"), dated as of December _, 2002, between Banco Santander-Chile (formerly Banco Santiago), a Chilean banking corporation (the "Bank") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

     Capitalized terms used herein and not otherwise defined herein have the meanings assigned to those terms in the Indenture (as defined below).

                                   WITNESSETH

     WHEREAS, the Bank and the Trustee executed and delivered an Indenture, dated as of July 17, 1997 (the "Indenture") to provide for the issuance of Securities;

     WHEREAS, pursuant to the Indenture, the Bank previously issued 7% subordinated notes due 2007 in an aggregate principal amount of US$300 million (the "2007 Notes");

     WHEREAS, Section 3.1 of the Indenture permits the authentication, delivery and issuance of an unlimited number of securities under the Indenture which may be issued in one or more series;

     WHEREAS, Section 9.1 of the Indenture permits the Bank and the Trustee to enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 3.1 of the Indenture without the consent of any holder;

     WHEREAS, the Bank desires to provide for the establishment of a new series of notes as set forth below in Section 1.01 of this First Supplemental Indenture, the form, substance, terms, provisions and conditions of which shall be set forth in the Indenture and this First Supplemental Indenture;

     WHEREAS, the Bank has sought to extend the maturity of the 2007 Notes from 2007 to 2012 and thus allow it to extend the time that the indebtedness represented by the 2007 Notes will qualify under Chilean banking regulations as part of its required regulatory capital;

     WHEREAS, in order to carry out this extension of maturity, the Bank offered to exchange a combination of 2012 Notes (as defined below) and a US dollar amount in cash for any and all of the 2007 Notes pursuant to a Prospectus dated ___, 2002 (the "Exchange Offer");

     WHEREAS, an aggregate principal amount of $____ 2007 Notes were tendered in the Exchange Offer and accepted by the Bank;

     WHEREAS, the board of directors of the Bank has duly adopted resolutions authorizing it to execute and deliver this First Supplemental Indenture; and

     WHEREAS, the Bank has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Sections 9.1 and 9.3 of the Indenture, and all requirements necessary to make this First Supplemental Indenture a valid agreement in accordance with its terms have been performed and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects by the Bank.

     NOW, THEREFORE, the Bank covenants and agrees with the Trustee as follows:

                                   ARTICLE 1
                        ____% SUBORDINATED NOTES DUE 2012

     Subject to Section 2.01 of this First Supplemental Indenture,

     Section 1.01. Designation; Principal Amount. There is hereby authorized a series of Securities entitled the "____% Subordinated Notes due 2012" (the "2012 Notes"). The aggregate principal amount of the 2012 Notes shall be US$_______.

     Section 1.02. Maturity. The 2012 Notes will become due and payable on July 18, 2012 and the principal amount of such 2012 Notes shall be payable in US dollars.

     Section 1.03. Interest. The 2012 Notes will bear interest at the rate of _____% per annum from ______, 2002 until the principal thereof becomes due and payable or to the date of redemption (if any) of the 2012 Notes, such interest to be payable semi-annually on January 18 and July 18 of each year, commencing on July 18, 2003.

     Section 1.04. Ranking. The 2012 Notes shall be issued under the Indenture and shall rank equally with all other existing and future Subordinated Indebtedness of the Bank and will be subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as provided under
Article 11 of the Indenture.

     Section 1.05. Form. The 2012 Notes shall be issued in the form attached hereto as Exhibit A hereto.

     Section 1.06. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by the Indenture to be made upon, given or furnished to the Bank may be addressed to it: _____ Santiago, Chile, Attention: ________.

     Section 1.07. Optional Redemption. The Bank may redeem the 2012 Notes in whole at any time in accordance with Article Twelve of the Indenture.

                                   ARTICLE 2
                                  MISCELLANEOUS

     Section 2.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Bank and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 2.02. Confirmation Of Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     Section 2.03. Concerning The Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture.

     Section 2.04. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the state of New York, without giving effect to the conflicts of laws principles thereof.

     Section 2.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested as of the date first written above.

                               BANCO SANTANDER-CHILE (Formerly Banco Santiago)
                               By:
                                  --------------------------------------------
                                  Name:
                                  Title:

                               THE BANK OF NEW YORK
                               By:
                                  ---------------------------------------------
                                  Name:
                                  Address:

                                    Exhibit A




                                 [Form of Notes]

                                                                       EXHIBIT A

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. EXCEPT TO THE EXTENT THAT IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                              BANCO SANTANDER-CHILE

                          % SUBORDINATED NOTES DUE 2012

Registered                                                  $ [principal amount]

No. R-                                                      CUSIP [cusip number]

     BANCO SANTANDER-CHILE, a banking corporation ("sociedad anonima bancaria") duly organized and existing under the laws of the Republic of Chile (herein called the "Bank," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of $[principal amount] at the office or agency of the Bank in The City of New York, on July 18, 2012 by check in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on January 18 and July 18 of each year (each an "Interest Payment Date") commencing July 18, 2003, at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the most recent date to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note), or, if no interest has been paid on these Notes or duly provided for, from [the date of original issuance of the Notes] (the "original issue date"), until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after January 3 or July 3, as the case may be, and before the next succeeding January 18 or July 18, this Note shall bear interest from such January 18 or July 18, as the case may be; provided, however, that if the Bank shall default in the payment of interest due on such January 18 or July 18, then this Note shall bear interest from the next preceding Interest Payment Date to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from the original issue date. The interest so payable, and punctually paid or duly provided for, on any January 18 or July 18 will, except as provided in the Indenture referred to on the reverse hereof, be paid by wire transfer of immediately available funds to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding January 3 or July 3, as the case may be (herein called the "Regular Record Date"), whether or not a Business Day, or may, at the option of the Bank, unless this Note is a Global Security, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable.

         All payments of or in respect of principal and interest in respect of this Note shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature (or interest on any of the foregoing) imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic of Chile (or any political subdivision or governmental authority thereof or therein having power to tax) or any other jurisdiction from or through which the Bank makes any payment under the Notes (or any political subdivision or governmental authority thereof or therein having power to tax), unless such withholding or deduction required by law. In that event, the Bank will pay the Holders of the Notes or the Trustee, as the case may be, such additional amounts ("Additional Amounts") as may be necessary to ensure that the amounts received by the Holders hereof after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of this Note in the absence of such withholding or deduction, except that no such Additional

Amounts shall be payable in respect of this Note (i) in the case of payments for which presentation of this Note is required, presented for payment more than 30 days after the later of (x) the date on which such payment first became due and
(y) if the full amount payable has not been received in The City of New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Note for payment on the last day of such 30-day period; (ii) held by or on behalf of a Holder who is liable for taxes, duties, fines, penalties, assessments or other governmental charges imposed in respect of this Note by reason of having some present or former, direct or indirect, connection with the taxing jurisdiction imposing such tax, other than the mere holding of this Note or the receipt of principal or interest in respect hereof; or (iii) any combination of (i) and (ii). All references to principal, interest, premium or other amounts payable hereunder shall be deemed to include references to any Additional Amounts which may be payable as set forth in the Indenture or in this Note. Refunds, if any, of taxes with respect to which the Bank pays Additional Amounts shall be for the account of the Bank.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, BANCO SANTANDER-CHILE has caused this Note to be duly executed.

November ____, 2002
                                     BANCO SANTANDER-CHILE

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                     THE BANK OF NEW YORK,
                                        as Trustee

                                     By:
                                        ---------------------------------------
                                        Authorized Signatory

                                [REVERSE OF NOTE]

         This Note is one of the duly authorized issue of subordinated debentures, notes, bonds or other evidences of subordinated indebtedness (hereinafter called the "Securities") of the Bank, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of July 17, 1997, as amended by the First Supplemental Indenture dated December ____, 2002, (as amended or supplemented from time to time, the "Indenture"), duly executed and delivered by the Bank and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Bank and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

         The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Bank issued pursuant to the Indenture and designated as % Subordinated Notes Due (herein called the "Notes"), limited in aggregate principal amount to $ [principal amount].

         The Notes are direct, unconditional and unsecured subordinated debt obligations of the Bank. The obligations of the Bank under the Notes, whether on account of principal, interest or otherwise, are subordinated to all Senior Indebtedness (as defined herein) of the Bank. If and to the extent that there is a deficiency in any payment in respect of the Notes, the claims of the holders of the Notes in respect of such deficiency shall be junior in right of payment to the claims of the holders of Senior Indebtedness but shall rank at least pari passu with the holders of all other Subordinated Indebtedness (as defined herein).

         "Subordinated Indebtedness" means any indebtedness of the Bank (including any liability, whether actual or contingent, under any guarantee or indemnity) in respect of any notes, bonds or other debt securities which is subordinated in right of payment at least to, or the repaying of or payment in respect of which is expressed to be conditional upon, the complete payment of the claims of all unsubordinated creditors of the obligor of such indebtedness.

         "Senior Indebtedness" means indebtedness of the Bank other than Subordinated Indebtedness.

         The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by first-class mail at any time, at a Redemption Price equal to 100% of the principal amount together with any accrued interest to the Redemption Date, if
(i) the Bank certifies to the Trustee immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Notes (in excess of the Additional Amounts that would be payable were payments of interest on the Notes subject to a 4% withholding tax) as a result of any change in or amendment to the laws or regulations of the Republic of Chile or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of issuance of the Notes, and (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Bank would be obligated to pay such Additional Amounts, if a payment in respect of the Notes were then due. The Bank shall only exercise such right of redemption if Chilean capital adequacy requirements were to be changed, in order to permit the Bank to treat the Notes as Tier 2 capital notwithstanding such right of redemption. Prior to the giving of any notice of redemption of the Notes pursuant to the Indenture, the Bank shall deliver to the Trustee an Officers' Certificate, stating that the Bank is entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a copy of a written Opinion of Counsel to the effect that, among other things, (a) the Bank has become obligated to pay such Additional Amounts as a result of a change or amendment described herein, (b) the Bank cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and, (c) all governmental approvals necessary for the Bank to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained).

         The Indenture permits, with certain exceptions as therein provided, the Bank and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes. In addition, subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Bank and the Trustee may amend the Indenture or the Notes to make changes that do not adversely affect the rights of any Holder.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

         The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Bank in The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

         The Trustee will be the Paying Agent and the Security Registrar with respect to the Notes. The Bank reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Bank, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York and there will be no more than one Security Registrar for the Notes.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Bank in The City of New York designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

         No charge shall be made for any such transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         The Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Bank, the Trustee or any such agent shall be affected by notice to the contrary.

         Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT--..............Custodian...............

                                            (Cust)                     (Minor)
                                     Under Uniform Gifts to Minors Act

                                     ___________________________________________
                                                  State

                    Additional abbreviations may also be used
                          though not in the above list.

                         _______________________________

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto

____________________________________________
:                                           :
:                                           :
____________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE:


________________________________________________________________________________
_____________________________________________________________________________the
within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Note on the books of the Bank, with fully power of substitution in the premises.

Dated: ______________________________

_____________________________________
             Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "Signature guarantee program" as may be determined by the Registrar in addition to, or in accordance with, the Securities Exchange Act of 1934, as amended.

---------------------------
Signature Guarantee

(Notice: The signature must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)